EXHIBIT 99.1

FOR IMMEDIATE RELEASE

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KAR Auction Services Extends Midwest Platform with Acquisition of Flint Auto Auction
Detroit-area facility will operate as ADESA Flint

CARMEL, Ind. - November 15, 2016 - KAR Auction Services (NYSE: KAR) today announced it has acquired Flint Auto Auction, a whole car auction facility in Flint, Mich. The facility will operate as ADESA Flint, strengthening the national footprint of KAR’s ADESA business unit and extending the reach of KAR’s integrated operating model.

“Fortifying KAR’s presence in the epicenter of the U.S. automotive industry has been a long-term strategic priority,” said Jim Hallett, chief executive officer and chairman of the board of directors, KAR Auction Services. “ADESA Flint enhances KAR’s end-to-end remarketing platform in Detroit and positions us to accelerate growth in the very dynamic Midwest marketplace.”

ADESA Flint joins the presence of KAR’s other primary business units, Insurance Auto Auctions and Automotive Finance Corporation, in the Detroit market and is KAR’s 6th location in Michigan. Together, these companies provide a full range of whole car, salvage and financing solutions and a differentiated suite of innovative products and technology solutions.

“Flint Auto Auction has a successful 63-year history serving customers in Michigan, Ohio, Indiana, Illinois and beyond,” said ADESA CEO and President Stéphane St-Hilaire. “By integrating ADESA’s technology solutions and complementary online, digital and mobile capabilities, we will empower those buyers and sellers and simplify their auction experience.”

Located just northwest of the Detroit metropolitan area, Flint Auto Auction is a fully automated, eight-lane auction on 60 acres of land. The site also includes full-service reconditioning facilities, including a body shop and mechanical shop.

“ADESA is a leading brand in the industry, and Flint Auto Auction is very pleased to join their international network of auctions,” said Bill Williams, Jr., president, Flint Auto Auction. “Both companies share a culture of innovation and a strong commitment to customer service. Joining the KAR platform will help us meet the demands of our increasingly sophisticated buyers and sellers, many of whom have been with us for generations.”

Lawrence Cubitt will remain as general manager and additional members of the auction team will maintain key leadership roles. The auction hosts factory, fleet and dealer sales each Wednesday and has received multiple industry recognitions based on service and performance. It earned the SmartAuction Mid-Stream Auction of the Year award for Ally Financial multiple times in recent years. U.S. Bank honored the auction with its Director’s Award for 2013, and it was named auction of the year for General Motors in 2007 and 2008.

About KAR Auction Services
KAR Auction Services, Inc. (NYSE: KAR), a FORTUNE® 1000 company, operates worldwide vehicle auction services and provides related services. Based in Carmel, Indiana, the KAR group of companies is comprised of ADESA, Inc. (ADESA), Insurance Auto Auctions, Inc. (IAA), Automotive Finance Corporation (AFC), and additional business units, with over 17,000 employees and 300 locations. Together, KAR’s complementary businesses provide support, technology and logistics for the used vehicle industry. For more information, visit karauctionservices.com.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.